UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):        April 10, 2008

CPI CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10204	43-1256674
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 231-1575
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company has identified certain errors in its tax accounting records that have arisen because the Company did not complete its reconciliation of certain tax depreciation records on a timely basis. As a result of these errors, tax benefits of approximately $2.5 million were not recognized within the appropriate period, which led to the overstatement of deferred tax liabilities and an overstatement of income tax expense during the 2005 fiscal year by the same amount.    These overstatements also impacted certain line items within cash flows from operations, but had no effect on total cash flows from operations and did not impact cash flows from investing activities or financing activities.

 As a result of these errors, on April 10, 2007, the Audit Committee of the Company’s Board of Directors, upon the recommendation of management, concluded that the Company’s previously issued consolidated financial statements for the fiscal year ended February 4, 2006, will be restated to give effect to such adjustments, and previously issued consolidated financial statements for the fiscal year ended February 4, 2006 and the related quarters should no longer be relied upon.

The restatement for this matter will be made in the Form 10-K to be filed with the Securities and Exchange Commission (the “SEC”) for fiscal 2007 on or prior to May 1, 2008.  In this filing, a description of the restatements included therein and a summary presentation of their financial effect will be presented in an additional note to consolidated financial statements concerning restatements.   The previously filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the fiscal year and fiscal quarters of 2005 will not be amended to reflect the restatement.

In connection with the above determination, the Company re-evaluated the effectiveness of the design and operation of its disclosure controls and procedures as of February 4, 2006 and February 3, 2007. Based on such evaluation, the Company concluded that the Company’s disclosure controls and procedures as of the end of the period were not effective. Management determined that the errors were the result of a material weakness within internal control over financial reporting. The Company has begun to take remedial action to address this material weakness.

The Company and the Audit Committee have discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CPI CORP.

By:	/s/ Gary W. Douglass
Gary W. Douglass
Executive Vice President, Finance and
Chief Financial Officer (Principal Financial Officer)

Dated:  April 16, 2007